Exhibit 3.107

APPROVED
MHP
9-3-91
100

ARTICLES OF INCORPORATION

OF

REM-Ohio Waivered Services, Inc.

THE UNDERSIGNED, desiring to form a corporation for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, does hereby certify:

FIRST:  The name of said corporation shall be REM-Ohio Waivered Services, Inc.

SECOND:  The place in the State of Ohio where its principal office is to be located is Cleveland, in Cuyahoga County.

THIRD:  The purposes for which it is formed are: To engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Bio.

FOURTH:  The authorized number of shares of the corporation is One Thousand (1,000) voting common shares.  The common stock of this corporation shall have a par value of one cent per share.

FIFTH:  The amount of stated capital with which the corporation will begin business is One Thousand Dollars ($1,000.00).

SIXTH: The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the corporation, or of the directors, or of all of the shareholders:

The board of directors is expressly authorized to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created, and to purchase on behalf of the corporation any shares issued by it to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital.

The corporation may in its regulations confer powers upon its board of directors in addition to the powers and authorities conferred upon it expressly by Sections 1701.01 et seq. of the Revised Code of Ohio.

Any meeting of the shareholders or the board of directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the corporation.

Any amendments to the articles of incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation.

SEVENTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in the manner now or hereafter prescribed by Sections 1701.01 et seq. of the Revised Code of Ohio, and all rights conferred upon shareholders herein are granted subject to this reservation.

2

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation before the corporation may offer them to other persons.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 13 day of August, 1991.

/s/ Nancy G. Barber Walden
Nancy G. Barber Walden

3

[SEAL]	Prescribed by Bob Taft, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form C-123 (January 1991)

CONSENT FOR USE OF SIMILAR NAME

On the 20 day of August 1991, the BOARD OF DIRECTORS ~~("TRUSTEES")~~ OF REM-Ohio Residential Services, Inc.

(Name of Corporation giving Consent)

(Charter License Number) 697647, passed the following resolution:

RESOLVED, that REM-Ohio Residential Services, Inc.

                               (Name of Corporation giving Consent)

gives its consent to REM-Ohio Waivered Services, Inc. to use the name REM-Ohio Waivered Services, Inc.

Date	8-20-91	Signed	/s/ Craig R. Miller
(Secretary or Assistant Secretary of Consenting Corporation)

(OHIO - 148 - 3/4/91)

NOTE: This document must be signed by the secretary of assistant secretary of the consenting corporation, pursuant to Section 1701.05(A) of the Ohio Revised Code.

[SEAL]	Prescribed by
Bob Taft, Secretary of State
30 East Broad Street, 14th Floor H0192-0533
Columbus, Ohio 43266-0418
Form AGO (December 1990)

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of REM-Ohio Waivered Services, Inc., hereby appoint
(name of corporation)
C T CORPORATION SYSTEM to be statutory agent upon whom any process, notice or demand required or permitted by statute to
(name of agent)
be served upon the corporation may be served. The complete address of the agent is:
815 Superior Avenue, N. E.
(street address)
Cleveland	Ohio	44114
(city)		(zip code)

NOTE: P.O. Box addresses are not acceptable for cities with populations over 2,000.

/s/ Nancy G. Barber Walden
Nancy G. Barber Walden (Incorporator)

(Incorporator)

(Incorporator)

INSTRUCTIONS

1)	Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent. R.C. 1701.07(B), 1702.06(B).

2)

The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent. R.C. 1701.07(A), 1702.06(A).

3)

An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B). These signatures must be the same as the signatures on the articles of incorporation.

(OHIO - 1932 - 3/6/91)

[SEAL]	Prescribed by J. Kenneth Blackwell
	Please obtain fee amount and mailing instructions from the Forms	Expedite this form
Inventory List (using the 3 digit form # located at the bottom of this
	form). To obtain the Forms Inventory List or for assistance, please	☐ Yes
call Customer Service:
Central Ohio: (614)-466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)

CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS TO ARTICLES OF

REM-Ohio Waivered Services, Inc.
(Name of Corporation)
802408
(charter number)

Craig R. Miller, who is the Vice President and Secretary
(name)	(title)
of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)
☐

a meeting of the shareholders was duly called and held on                  , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise             % of the voting power of the corporation.

☒	in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

RESOLVED, that Article I of the Articles of Incorporation, of the Corporation, be amended to read as follows:

ARTICLE I

The name of this Corporation shall be REM Ohio Waivered Services, Inc.

FURTHER RESOLVED, that this Amendment to the Articles of Incorporation of the Corporation shall be effective as of the 1st day of August, 2000.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed
his	name on	July 12, 2000
(his/her)		(date)

Signature:	/s/ Craig R. Miller

Title:	Vice President and Secretary

125-AMDS	Version: July 15, 1999

[SEAL]	Prescribed by J. Kenneth Blackwell
	Please obtain fee amount and mailing instructions from the Forms	Expedite this Form
Inventory List (using the 3 digit form # located at the bottom of this
	form). To obtain the Forms Inventory List or for assistance, please	☒ Yes
call Customer Service:
Central Ohio: (614)-466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)

CERTIFICATE OF MERGER

In accordance with the requirements of Ohio law, the undersigned corporations, banks, savings banks, savings and loan, limited companies, limited partnerships and/or partnerships with limited liability, desiring to effect a merger, set forth the following facts:

I.	SURVIVING ENTITY

A. The name of the entity surviving the merger is:
REM Ohio Waivered Services, Inc.

B. Name Change: As a result of this merger, the name of the surviving entity has been changed to the following:

(Complete only if name of surviving entity it changing through the merger)

C. The surviving entity is a: (Please check the appropriate box and fill in the appropriate blanks)

	☒	Domestic (Ohio) for-profit corporation, charter number 802408	[COPY]

	☐	Domestic (Ohio) non-profit corporation, charter number

	☐	Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of and licensed to transact business in the State of Ohio under license number

	☐	Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of and NOT licensed to transact business in the state of Ohio.

	☐	Domestic (Ohio) limited liability company, with registration number

	☐	Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of and registered to do business in the State of Ohio under registration number

	☐	Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of and NOT registered to do business in the State of Ohio.

	☐	Domestic (Ohio) limited partnership, with registration number

	☐	Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number

	☐	Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of and NOT registered to do business in the state of Ohio.

	☐	Domestic (Ohio) partnership having limited liability, with the registration number
[SEAL]

J. Kenneth Blackwell

Secretary of State

	☐	Foreign (Non-Ohio) partnership having limited liability organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number

	☐	Foreign (Non-Ohio) non-profit incorporation under the laws of the state/county of and licensed in transact business in the state of Ohio under license number

	☐	Foreign (Non-Ohio) non-profit incorporation under the laws of the state/county of and not licensed to transact business in the state of Ohio.

II.	MERGING ENTITY

The name, charter/license/registration number, type of entity, state/country of incorporation or organization, respectively, of which is a party to the merger are as follows: (If this is insufficient space to reflect all merging entities, please attach a separate sheet listing the merging entities)

	Name	State/Country of Organization	Type of Entity
	REM Ohio Residential Services, II Inc. 762282	OH/USA	Corporation
	REM Ohio Waivered Services, Inc. 802408	OH/USA	Corporation

III.	MERGER AGREEMENT ON FILE

The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

	Thomas E. Miller	6921 York Avenue South
	(name)	(Street and number)

	Edina	MN	55435
	(city, village or township)	(State)	(zip code)

IV.	EFFECTIVE DATE OF MERGER

This merger is to be effective on: January 1, 2001 (If a date is specified, the date must be a date on or after the date of filing: the effective date of the merger cannot be earlier than the date of filing. If no date is specified, the date of filing will be the effective date of the merger).

V.	MERGER AUTHORIZED

The laws of the state or country under which each constituent entity exists, permits this merger.
This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.	STATUTORY AGENT

The name and address of the surviving entity’s statutory agent upon whom any process, notice or demand may be served is:

	(name)	(street and number)

, Ohio
	(city, village or township)	(zip code)
(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct business in the State of Ohio)

VII.	ACCEPTANCE OF AGENT

The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

154-MER                                                                                                                                                         Version: 7/15/99

J. Kenneth Blackwell

Secretary of State

Signature of Agent

(The acceptance of agent must be completed by domestic surviving entities if through this merger the statutory agent for the surviving entity has changed, or the name agent differs in any way from the name currently on record with the Secretary of State.)

VIII.        STATEMENT OF MERGER

Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity

IX.           AMENDMENTS

The articles of incorporation, articles of organization, certificate of limited partnership or registration of partnership having limited liability (circle appropriate term) of the surviving domestic entity have been amended. Please see attached “Exhibit A.” (Please note, if there will be no change please state “no change”)

X.            QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

A.           The listed surviving foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability desires to transact business in Ohio as a foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the state of Ohio. The name and complete address of the statutory agent is:

(name)	(Street and number)
, Ohio
(city, village or township)		(zip code)

The subject surviving foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State of Ohio if the agent cannot be found, if the corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability fails to designate another agent when required to do so, or if the foreign corporation’s, bank’s, savings bank’s, savings and loan’s, limited liability company’s, limited partnership’s, or partnership having limited liability’s license or registration to do business in Ohio expires or is canceled.

B.             The qualifying entity also states as follows: (Complete only if applicable)

1.               Foreign Notice Under Section 1703.031

(If the qualifying entity is a foreign bank, savings bank, or savings and loan, then the following information must be completed.)

(a.)  The name of the Foreign Nationally/Federally chartered bank, savings bank, or savings and loan association is

(b.)  The name(s) of any Trade Name(s) under which the corporation will conduct business:

(c.)  The location of the main office (non-Ohio) shall be:

(street address)

(city, township, or village)	(county)	(state)	(zip code)

J. Kenneth Blackwell

Secretary of State

(d.)  The principal office location in the state of Ohio shall be;

(street address)

(city, township, or village)	(county)	(state)	(zip code)

(Please note, if there will not be an office in the state of Ohio, please list none.)

(e.)  The corporation will exercise the following purpose(s) in the state of Ohio:

(Please provide a brief summary of the business to be conducted; a general clause is not sufficient)

2.              Foreign Qualifying Limited Liability Company

(If the qualifying entity is a foreign limited liability company, the following information must be completed.)

(a.)  The name of the limited liability company in its state of organization/registration is

(b.)  The name under which the limited liability company desires to transact business if Ohio is

(c.)  The limited liability company was organized or registered on under the laws of the state/country of

(d.)  The address to which interested persons may direct requests for copies of the articles of organization, operating agreement bylaws, or other charter documents of the company is:

(street address)

(city, township, or village)	(state)	(zip code)

3.              Foreign Qualifying Limited Partnership

(If the qualifying entity is a foreign limited partnership, the following information must be completed)

(a.)  The name of the limited partnership is

(b.)  The limited partnership was formed on

(c.)  The address of the office of the limited partnership in its state/country of organization is:

(street address)

(city, township, or village)	(county)	(state)	(zip code)

(d.)  The limited partnership principal office address is:

(street address)

(city, township, or village)	(county)	(state)	(zip code)

(e.)  The names and business or residence addresses of the General partners of the partnership are as follows:

Name	Address

(If insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

(f.)              The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

(Street address)

(city, township, or village)	(county)	(state)	(zip code)

The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is canceled or withdrawn.

4.                                      Foreign Qualifying Partnership Having Limited Liability`

(a.)   The name of the partnership shall be

(b.)   Please complete the following appropriate section (either item b(l) or b(2)):

(1.)  The address of the partnership’s principal office in Ohio is:

(street name and number)

, ohio
(city, village or township)		(zip code)

(If the partnership does not have a principal office in Ohio, then items b2 and item c must be completed)

(2.)  The address of the partnership’s principal office (Non-Ohio):

(Street address)

(city, township, or village)	(state)	(zip code)

(c.)   The name and address of a statutory agent for service of process in Ohio is as follows:

(name)	(street and number)

, ohio
(city, village or township)		(zip code)

(d.)   Please indicate the state or jurisdiction in which the Foreign Limited Liability Partnership has been formed

(e.)   The business which the partnership engages in is:

The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.

REM OHIO WAIVERED SERVICES, INC.		REM OHIO RESIDENTIAL SERVICES, INC.
(Exact name of entity)		(Exact name of entity)

By	/s/ Thomas E. Miller	By	/s/ Thomas E. Miller
Its:	President	Its:	President
Date:	November 16, 2000	Date:	November 16, 2000

154-MER                                                                                                                                                          Version: 7/15/99

REM OHIO WAIVERED SERVICES, INC.	REM OHIO RESIDENTIAL SERVICES II, INC.
An Ohio corporation	an Ohio corporation
(Surviving Corporation)	(Merged Corporation)

By	/s/ Craig R. Miller	By	/s/ Craig R. Miller
Craig R. Miller		Craig R. Miller
Its Secretary Nov 16, 2000		Its Secretary Nov 16, 2000

(Exact name of entity)	(Exact name of entity)

By:	By:
Its:	Its:
Date:	Date:

(Exact name of entity)	(Exact name of entity)

By:	By:
Its:	Its:
Date:	Date:

(Exact name of entity)	(Exact name of entity)

By:	By:
Its:	Its:
Date:	Date:

(Exact name of entity)	(Exact name of entity)

By:	By:
Its:	Its:
Date:	Date:

(Exact name of entity)	(Exact name of entity)

By:	By:
Its:	Its:
Date:	Date:

(Exact name of entity)	(Exact name of entity)

By:	By:
Its:	Its:
Date:	Date:

[SEAL]

Prescribed by J. Kenneth Blackwell
Please obtain fee amount and mailing instructions from the Forms Inventory List (using the 3 digit form # located at the bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service:
Central Ohio: (614)-466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form ☒ Yes

CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS TO ARTICLES OF

REM Ohio Waivered Services, Inc.

(Name of Corporation)

802408

(charter number)

Craig R. Miller, who is the Vice President

(name)                                   (title)

of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

☐

a meeting of the shareholders was duly called and held on               , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise                % of the voting power of the corporation.

☒	in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

RESOLVED that effective January 1, 2001, the number of shares authorized to be issued for the Corporation be increased to 11,000 shares.

SECRETARY OF STATE

2001 MAY 31  P14:30

CLIENT SERVICE CENTER

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed his name on May 16, 2001.

(his/her)                     (date)

Signature:	/s/ Craig R. Miller

Title:	Vice President

125-AMDS	Page 1 of 1	Version: July 15, 1999